TeraWulf Announces February 2024 "Leap Month" Production and Operations Update

7.9 EH/s of installed and operational self-mining capacity

Building 4 (35 MW) at Lake Mariner advancing construction, providing path to 10 EH/s by mid-2024

EASTON, Md. – March 4, 2024 – TeraWulf Inc. (Nasdaq: WULF) ("TeraWulf" or the "Company"), owners and operators of vertically integrated, domestic bitcoin mining facilities powered by more than 95% zero-carbon energy, today provided an unaudited monthly production and operations update for February 2024.

February 2024 Production and Operations Highlights

- Self-mined 364 bitcoin in February with an average production rate of over 12.5 bitcoin per day.
- Power cost averaged $13,968 per bitcoin self-mined, or approximately $0.037/kWh in February, which excludes the benefit of expected demand response or ancillary services proceeds.
- Average operating hashrate increased 39% month-over-month to 7.5 EH/s in February.
- The Company foresees exiting March with a self-mining capacity surpassing 8.0 EH/s, primarily attributable to the acquisition of approximately 4,000 Bitmain S19k Pro miners in February, a portion of which are intended to replace approximately 2,000 MinerVa miners deployed at the Lake Mariner facility.

Key Metrics [1]	**February 2024**	**January 2024**
Bitcoin Self-Mined Lake Mariner [2]	276	204
Bitcoin Self-Mined Nautilus[3]	88	109
Value per Bitcoin Self-Mined [4]	$49,080	$42,810
Power Cost per Bitcoin Self-Mined [5]	$13,968	$16,737
Avg. Operating Hash Rate (EH/s) [6]	7.5	5.4

[1] The Company's share of the earnings or losses from operations at the Nautilus Cryptomine facility is reflected within "Equity in net income (loss) of investee, net of tax" in the consolidated statements of operations. Accordingly, operating results of the Nautilus Cryptomine facility are not reflected in revenue, cost of revenue or cost of operations lines in TeraWulf's consolidated statements of operations. The Company uses these metrics as indictors of operational progress and effectiveness and believes they are useful to investors for the same purposes and to provide comparisons to peer companies. All figures except Bitcoin Self-Mined are estimates and remain subject to standard month-end adjustments.

[2] Includes 0.4 bitcoin and 5 bitcoin earned in February and January, respectively, from profit sharing associated with a hosting agreement at the Lake Mariner facility.

[3] Includes TeraWulf's net share of bitcoin mined at the Nautilus Cryptomine facility, based on hashrate share attributed to the Company.

[4] Computed as the weighted-average opening price of bitcoin on each respective day the Bitcoin Self-Mined is earned.

[5] Excludes hashrate associated with 0.4 bitcoin and 5 bitcoin earned in February and January, respectively, from profit sharing associated with a hosting agreement.

[6] While nameplate inventory as of February 29, 2024 for WULF's two facilities is estimated at 7.9 EH/s, actual monthly hash rate performance depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICS due to adverse weather and ASIC maintenance and repair.

Management Commentary    “During February, the Company mined 364 bitcoin, a 16% increase from January’s bitcoin production  despite a shorter month, due to full deployment of Building 3 at Lake Mariner,” said Sean Farrell, SVP of  Operations at TeraWulf.    “Energy pricing at Lake Mariner remained advantageous during the month. Even with Lake Mariner’s  participation in demand response during the month, we achieved an impressive overall fleet availability  of 95%,” continued Farrell.     Production and Operations Update    Operational infrastructure capacity at the Lake Mariner facility was 160 MW and TeraWulf’s total self‐ mining hashrate reached 7.9EH/s as of month‐end February. Construction of Building 4 (35 MW) at the  Lake Mariner facility remains on track to be completed by mid‐2024, which is expected to further  increase TeraWulf’s total operational capacity to approximately 10 EH/s.     As previously announced, the Company is pursuing a potential large‐scale, high‐performance computing  (HPC) project at the Lake Mariner site and has committed an initial 2 MW block of power, capable of  deploying thousands of the latest generation graphics processing units (GPUs).     About TeraWulf    TeraWulf owns and operates vertically integrated, environmentally clean bitcoin mining facilities in the  United States. Led by an experienced group of energy entrepreneurs, the Company currently has two  Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and Nautilus Cryptomine  facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically  produced Bitcoin powered by 95% zero carbon energy resources including nuclear, hydro, and solar with  a goal of utilizing 100% zero‐carbon energy. With a core focus on ESG that ties directly to its business  success, TeraWulf expects to provide industry leading mining economics at an industrial scale.    Forward‐Looking Statements     This press release contains forward‐looking statements within the meaning of the “safe harbor”  provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward‐looking  statements include statements concerning anticipated future events and expectations that are not  historical facts. All statements, other than statements of historical fact, are statements that could be  deemed forward‐looking statements. In addition, forward‐looking statements are typically identified by  words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,”  “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,”  “should,” “would” and other similar words and expressions, although the absence of these words or  expressions does not mean that a statement is not forward‐looking. Forward‐looking statements are  based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to  a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no  assurance that future developments will be those that have been anticipated. Actual results may vary  materially from those expressed or implied by forward‐looking statements based on a number of  factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other  cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors  affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the  various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or  permits affecting TeraWulf’s operations or the industries in which it operates, including regulation  regarding power generation, cryptocurrency usage and/or cryptocurrency mining, and/or regulation  regarding safety, health, environmental and other matters, which could require significant expenditures;  (4) the ability to implement certain business objectives and to timely and cost‐effectively execute  integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable  terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other  cryptocurrencies and the potential for cryptocurrency market manipulation; (7) adverse geopolitical or  economic conditions, including a high inflationary environment; (8) the potential of cybercrime, money‐ laundering, malware infections and phishing and/or loss and interference as a result of equipment  malfunction or break‐down, physical disaster, data security breach, computer malfunction or sabotage  (and the costs associated with any of the foregoing); (9) the availability, delivery schedule and cost of  equipment necessary to maintain and grow the business and operations of TeraWulf, including mining  equipment and infrastructure equipment meeting the technical or other specifications required to  achieve its growth strategy; (10) employment workforce factors, including the loss of key employees;  (11) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination;  and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the  Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are  cautioned not to place undue reliance on these forward‐looking statements, which speak only as of the  date on which they were made. TeraWulf does not assume any obligation to publicly update any  forward‐looking statement after it was made, whether as a result of new information, future events or  otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks  and uncertainties associated with forward‐looking statements and the discussion of risk factors  contained in the Company’s filings with the SEC, which are available at www.sec.gov.     Company Contact:  Jason Assad  Director of Corporate Communications  assad@terawulf.com  (678) 570‐6791